American Healthcare REIT to Host Webcast For Existing Stockholders IRVINE, Calif. (Jan. 30, 2024) – On January 29, 2024, American Healthcare REIT, Inc. (“AHR”) launched a public offering of shares of its common stock (the “Offering”). Due to limitations imposed by the Securities and Exchange Commission on our ability to communicate during the pendency of the Offering, AHR intends to host a webcast after the completion of the Offering to address questions that pre-Offering stockholders may have with respect to their investment and the Offering. The webcast is expected to take place on Monday, February 12th at 4:00 pm Eastern Time. Chief Executive Officer and President, Danny Prosky, and Chief Financial Officer, Brian Peay, will be hosting the webcast. Participants may register for the webcast by clicking here or visiting https://us02web.zoom.us/webinar/register/WN_T-ueb1o8TKeS1n0ioNDnSg. ### Contact: Alan Peterson VP, Investor Relations & Finance (949) 270-9200 investorrelations@ahcreit.com EXHIBIT 99.1